UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2026

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor,
Washington, D.C. 20004
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Event of Default – Subordinated Debt

On April 3, 2026, the staff of the New York Stock Exchange (the “NYSE”) filed a Form 25 (the “Form 25”) with Securities and Exchange Commission to delist the shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of FiscalNote Holdings, Inc., a Delaware corporation (the “Company”) and the Company’s warrants to purchase 0.131 shares of Common Stock, with an exercise price of $11.50 per share of Common Stock (the “Warrants”). The Form 25 became effective and the Common Stock and Warrants were delisted on April 13, 2026 (the “Delisting”). The Common Stock and the Warrants now trade on the OTCID Basic Market under the symbols “NOTE” and “NOTEW”, respectively. The Company intends to pursue available opportunities to list its Common Stock on other tiers or exchanges that offer further improvements to investor access and liquidity as it executes on its strategic plans.

On April 21, 2026, the Company entered into forbearance agreements with each of GPO FN Noteholder, LLC (“GPO”) and YA II PN, Ltd (together with GPO, the “Subordinated Creditors”), pursuant to which the Subordinated Creditors have agreed to waive defaults under the terms of subordinated convertible debt instruments issued to the Subordinated Creditors arising from the Delisting, and to forbear from exercising any rights relating to such defaults, until May 21, 2026.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Todd Aman
Name:	Todd Aman
Title:	Chief Legal & Administrative Officer

Date: April 21, 2026